AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the "Agreement"), dated as of September 10, 2009, is entered into by and among India Globalization Capital, Inc. (the "Company") and Source Capital Group, Inc. (the "Placement Agent"). Defined terms not otherwise defined herein shall have the meanings set forth in the Engagement Agreement (as defined below).

WHEREAS, pursuant to an engagement agreement dated August 27, 2009 (the "Engagement Agreement") the Company engaged the Placement Agent as its placement agent on "reasonable best efforts" basis in connection with a proposed placement of registered securities of the Company; and

WHEREAS, the Company and the Placement Agent desire to amend the Engagement Agreement as set forth hereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1. Amendment. Sections 2(a) and 2(b) of the Engagement Agreement is hereby amended and replaced in its entirety with the following:

"In consideration for its services in the Proposed Offering, Source shall be entitled to a cash fee equal to 8% of the dollar amount received by the Issuer, in connection with a Proposed Offering, less any amounts received in advance of the offering to cover actual expenses incurred by Source. The Company shall pay Source $15,000 in order to commence definitive documentation, which amount shall be non-refundable to the extent that Source provides the Company with supporting invoices/receipts of actual expenses incurred and which amount shall be included in the expense payments deducted from the 8% cash fee.""

2. Miscellaneous.

(a) Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

(b) This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

INDIA GLOBALIZATION CAPITAL, INC.

By: Ram Mukunda

Name: RAM MUKUNDA

Title: CEO

SOURCE CAPITAL GROUP, INC.

By: [signature]

Name: Richard Kreger

Title: Sr. MD, I-Banking